UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2022

Green Giant Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GGE	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Resignation of Mr. Samuel Shen

On April 25, 2022, Mr. Samuel Shen resigned from his positions as the Chief Financial Officer of Green Giant Inc., (the “Company”), effective immediately. Mr. Samuel Shen’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Resignation of Mr. John Chen

On April 25, 2022, Mr. John Chen resigned from his positions as an Independent Director of the Board of Directors (the “Board”) of the Company and as the Chairman of the Audit Committee of the Board, member of the Nominating & Corporate Governance Committee of the Board, and member of the Compensation Committee of the Board. Mr. John Chen’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Ms. Rongrong Dai

        Effective April 27, 2022, the Board appointed Ms. Rongrong Dai as the Chief Financial Officer of the Company and a Director of the Board, to fill the vacancy created by the resignation of Mr. Samuel Shen.

The biographical information of Ms. Rongrong Dai is set forth below.

Ms. Rongrong Dai, has served as the manager of Hunan Chenyifang Clothing Co., Ltd. since January 2021. From July 2016 to December 2020, Ms. Rongrong Dai served as the Senior Auditor of Mazars Group in China. Ms. Dai graduated from Hunan University of Finance and Economics in China with a bachelor’s degree in accounting.

Ms. Rongrong Dai does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Rongrong Dai also entered into an employment agreement (the “Employment Agreement”) with the Company, which establishes other terms and conditions governing her service to the Company. The Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed hereto as Exhibit 10.1.

Appointment of Mr. Jian Zhang

Effective April 27, 2022, the Board appointed Mr. Jian Zhang, a current Independent Director of the Board, to serve as the Chairman of the Audit Committee of the Board, member of the Nominating & Corporate Governance Committee of the Board, and member of the Compensation Committee of the Board, to fill the vacancy created by the resignation of Mr. John Chen.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated April 27, 2022 by and between the Company and Rongrong Dai

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2022	Green Giant Inc.

	By:	/s/ Neng Chen
Name: Neng Chen
Title: Chief Executive Officer and Chairman